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                                                                     EXHIBIT 3.4

                                     BY-LAWS

                                       OF

                              LINKSHARE CORPORATION


                                    ARTICLE I

                                     Offices
                                     -------

     Section 1.01. Principal Office. The principal office of LinkShare Corporation (the "Corporation") shall be where the Board of Directors of the Corporation (the "Board") determines from time to time or the business of the Corporation requires.

     Section 1.02. Other Offices. The Corporation also may have offices at such other places as the Board determines from time to time or the business of the Corporation requires.

                                  ARTICLE II

                            Meetings of Stockholders
                            ------------------------

     Section 2.01. Place of Meetings, etc. Except as otherwise provided in these By-Laws, all meetings of the stockholders shall be held at such dates, times and places as shall be determined by the Board and as shall be stated in the notices of the meeting or in waivers of notice thereof.

     Section 2.02. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as properly may be brought before the meeting shall be held on such date and at such time as shall be set by the Board.

     Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board or a majority of the Board. The Board or, in the absence of action by the Board, the Chairman of the Board, shall have the sole power to
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determine the date, time and place of any special meeting of stockholders. A special meeting of stockholders may be held at any place within or without the State of Delaware designated by the Board, or in the absence of action by the Board, the Chairman of the Board.

     Section 2.04.  Notice of Meeting and Waiver of Notice.

          2.04.1 Notice of Meeting. Except as provided for in Section 2.04.2 of these By-laws, the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President, the Secretary or the Board shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          2.04.2. Delivery of Notice. If notice is mailed, it shall be deemed delivered when deposited in official government mail property addressed to the stockholder at its address as it appears on the stock transfer books of the Corporation with postage prepaid.

          2.04.3. Waiver of Notice. (1) Whenever any notice is required to be given to any stockholder under the provisions of these By-Laws, the Restated Certificate of Incorporation (the "Certificate") or Delaware law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

               (2) The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of

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          objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.05. Advance Notice Requirements for Stockholder Nominations of Directors or Stockholder Proposed Business.

          2.05.1 Advance Notice of Stockholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate with respect to the right of holders of preferred shares of the Corporation to nominate and elect a specified number of directors in certain circumstances.

               (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of the Corporation may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto) delivered pursuant to Section
          2.04 of these By-laws, (ii) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman of the Board or
          (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this
          Section 2.05 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph
          (a) in this Section 2.05.1.

                    (2) For nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
               (a)(1) of this Section 2.05.1, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

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               To be timely, a stockholder's notice shall be delivered to the
               Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
               (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. The stockholder's notice shall contain, at a minimum, the information set forth in Section 2.05.1(c).

                    (3) Notwithstanding anything in the second sentence of
               paragraph (a)(2) of this Section 2.05.1 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.05.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth
               (10th) day following the day on which such public announcement is first made by the Corporation.

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               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation's notice of meeting given pursuant to
          Section 2.04 of these By- laws. To the extent such business includes the election of directors, nominations of persons for election to the Board may be made at a special meeting of stockholders only (i) by or at the direction of the Board (or any duly authorized committee thereof) or the Chairman of the Board, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.05.1(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the special meeting and who gives timely notice in writing by the Secretary of the Corporation. The stockholder's notice shall contain, at a minimum, the information set forth in Section 2.05.1(c). To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

               (c) Contents of Stockholder's Notice Any stockholder's notice required by this Section 2.05.1 shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by

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          the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Such stockholder's notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder and of such beneficial owner, as they appear on the Corporation's books, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to

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          being named as a nominee and to serve as a director if elected. The
          Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

               (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.05.1 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors. Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether a nomination to be brought before an annual or special meeting was made in accordance with the procedures set forth in this Section 2.05.1 and (ii) if any proposed nomination is not in compliance with this Section 2.05.1 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's nominee in compliance with such stockholder's representation as required by paragraph (c) of this Section 2.05.1), to declare that such nomination shall be disregarded.

          2.05.2 Advance Notice of Stockholder Proposed Business. No business shall be transacted at a meeting of stockholders except in accordance with the following procedures.

               (a) Annual Meetings of Stockholders. (1) The proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation's notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of these By-laws, (ii) by or at the direction of the Board (or any duly authorized committee thereof) or (iii) by any stockholder of the Corporation who was a stockholder of record of the

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          Corporation at the time the notice provided for in Section 2.04 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of paragraph (a) of this Section 2.05.2.

                    (2) For business to be properly brought before an annual
               meeting by a stockholder pursuant to clause (iii) of paragraph
               (a)(1) of this Section 2.4.2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action as determined by the Board. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
               (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. The stockholder's notice shall contain, at a minimum, the information set forth in Section 2.05.2(c).

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               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been described in the Corporation's notice of meeting given pursuant to
          Section 2.04 of these By-laws.

               (c) Contents of Stockholder's Notice. Any stockholder's notice required by this Section 2.05.2 shall set forth for each item of business that the stockholder proposes for consideration (i) a description of the business desired to be brought before the stockholder meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment),
          (iii) the reasons for conducting such business at the stockholder meeting, and (iv) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (v) any other information relating to the stockholder, the beneficial owner or proposed business that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies relating to the proposed item of business pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such stockholder's notice further shall set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) pursuant to which the proposals are to be made by such


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          stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to propose the items of business set forth in the notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal, and (vi) any other information relating to such stockholder, beneficial owner or proposed business that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require the stockholder to furnish such other information as it may reasonably require to determine whether each proposed item of business is a proper matter for stockholder action.

               (d) Except as otherwise provided by law, the chair of the meeting shall have the power and duty to (i) determine whether any business proposed to be brought before an annual or special meeting was proposed in accordance with the procedures set forth in this Section
          2.05.2 and (ii) if any proposed business is not in compliance with this Section 2.05.2 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such stockholder's proposal in compliance with such stockholder's representation as required by paragraph (c) of this Section 2.05.2), to declare that such proposed business shall not be transacted.

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          2.05.3. General.

               (a) For purposes of this Section 2.05, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (b) Notwithstanding the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05. Nothing in this
          Section 2.05 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

       Section 2.06. Quorum. Except as otherwise provided by statute or by the Certificate, at any meeting of stockholders, the presence, in person or by proxy, of the holders of a majority in total voting power of the outstanding shares of the Corporation entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business.

     Section 2.07. Adjournment of Meetings. Any meeting of stockholders, annual or special, may be adjourned solely by the chair of the meeting from time to time to reconvene at the same or some other time, date and place. The stockholders present at a meeting shall not have authority to adjourn the meeting. Notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the date, time and place of the adjourned meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Corporation shall give written notice of the date, time and place of the

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adjourned meeting, either personally or by mail, not less than ten (10) days prior to the date of the adjourned meeting. Such notice shall be given to each stockholder present at the meeting at which the adjournment was taken. It is not required that notice be given to stockholders who were not present at the meeting at which the adjournment was taken. The provisions of Section 2.04.2 of these By-laws shall govern the delivery of such notice.

     At the adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned in a single adjournment to a date more than 120 days after the original date fixed for the meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting consistent with the new record date.

     Section 2.08. Postponement and Cancellation of Stockholder Meeting. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

     Section 2.09. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chair designated by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a

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meeting shall be determined by the chair of the meeting and announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Section 2.10. Voting. At all meetings of the stockholders, every stockholder having the right to vote thereat shall be entitled to one vote for every share of stock registered in his or her name as of the record date and entitling him or her to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by statute or by the Certificate, any corporate action, other than the election of directors, which is to be taken by a vote of the stockholders at a meeting shall be

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authorized by not less than a majority of the votes cast in person or by proxy by stockholders entitled to vote thereon. At any meeting called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting.

     Section 2.11.  Voting List.

          (a) A complete list of the stockholders of the Corporation entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number and class of shares registered in the name of each stockholder shall be prepared by the officer who has charge of the stock ledger of the Corporation at least ten (10) days before every meeting of stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          (b) Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

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          (c) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

     Section 2.12. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period.

     Section 2.13. Stockholder Action Without a Meeting. Subject to the rights of the holders of any class or series of preferred stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any class or series of preferred stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

     Section 2.14. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board shall fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board does not fix a record date for such purpose, the record date for such purpose shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

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                                   ARTICLE III

                               Board of Directors
                               ------------------

     Section 3.01. Powers. The property, business and affairs of the Corporation shall be managed by the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 3.02. Number of Board Members. The number of directors which shall constitute the entire Board shall initially be five. The number of directors may be increased or decreased from time to time by the Board by resolution adopted by vote of a majority of the then authorized number of directors, except that the number of directors may not be decreased to less than two unless all the shares of the Corporation are owned beneficially and of record by less than two stockholders. When used in these By-Laws, the phrase "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

     Section 3.03. Election and Term. The Board shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of a number of directors equal to one-third (33-1/3%) of the then authorized number of members of the Board. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 2001; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 2002; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 2003. At each annual meeting of stockholders of the Corporation, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term

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expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

     Section 3.04. Removal. Subject to the rights of the holders of any class or series of preferred stock, directors may be removed from office only for cause (as hereinafter defined), but not without cause, upon the affirmative vote of the holders of at least 66-2/3% of the total voting power of the then outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class. Except as may otherwise be provided by law, "cause" for removal, for purposes of this Section, shall exist only if: (i) the director whose removal is proposed has been convicted of a felony, or has been granted immunity to testify in an action where another has been convicted of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Corporation, as determined by at least 66-2/3% of the members of the Board then in office (other than such director); or (iii) such director's actions or failure to act have been determined by at least 66-2/3% of the members of the Board then in office (other than such director) to be in derogation of the director's duties.

     Section 3.05. Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

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     Section 3.06. Vacancies. Any vacancy in the Board arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director, except as may be provided in the terms of any class or series of preferred stock with respect to any additional director elected by the holders of such class or series of preferred stock.

     Section 3.07. Chairman of the Board. The directors shall elect one of their members to be Chairman of the Board. The Chairman shall be subject to the control of and may be removed by the Board. The Chairman shall perform such duties as may from time to time be assigned by the Board.

     Section 3.08. Place of Meetings. Except as otherwise provided in these By-Laws, all meetings of the Board shall be held at such places as the Board determines from time to time.

     Section 3.09. Annual Meeting. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of stockholders and in the same place, or (b) as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines.

     Section 3.10. Regular Meetings. Regular meetings of the Board shall be held on such dates and at such places and times as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law. Meetings (regular or special) shall be held not less often than four times a year.

     Section 3.11. Special Meetings. Special meetings of the Board may be called by or at the direction of the Chairman, the Chief Executive Officer or a majority of the Board. The request shall state the date, time, place and purpose of the proposed meeting.

     Section 3.12. Notice of Meetings. Notices of special meetings of the Board (and of each annual meeting held pursuant to Section 3.09 of this Article III) if mailed, shall be mailed to each director addressed to him or her at his or her residence or usual place of business, not later than three (3) days before the meeting is scheduled to commence, or shall be sent to him or her at such place by telegraph, cable, facsimile, telex or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of the meeting. The notice may be given by the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation.

     Section 3.13. Quorum. A majority of the total number of directors fixed by or in the manner provided in these By-laws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice and time.

     Section 3.14. Conduct of Meetings. At each meeting of the Board, the Chairman or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The President or, in his or her absence, any person appointed by the chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

     Section 3.15. Written Consent to Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.16. Meetings Held Other Than in Person. Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

     Section 3.17.  Committees of the Board of Directors.

          (a) The Board may by resolution establish committees and shall specify with particularity the powers and duties of any such committee. Subject to the limitations of the laws of the State of Delaware and the Certificate, any such committee shall exercise all powers and authority specifically granted to it by the Board, which powers may include, without limitation,
     (i) all the powers and authority of the Board in the management of the business and affairs of the Corporation or (ii) the authority to authorize the issuance of shares of common stock in an amount not in excess of the number of shares as shall be specifically authorized from time to time by the Board in respect of a particular transaction. Such committees shall serve at the pleasure of the Board, keep minutes of their meetings and have such names as the Board by resolution may determine and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to them.


          (b) The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Each committee which may be established by the Board pursuant to these By-laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.

     Section 3.18. Directors' Compensation. Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties as the Board shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board in any other capacity.

                                   ARTICLE IV

                                    Officers
                                    --------

     Section 4.01. Executive Officers, etc. The Board shall elect from its own number, at its first meeting after each annual meeting of stockholders, a Chief Executive Officer and a President. The Board may also elect such Vice Presidents as in the opinion of the Board the business of the Corporation requires, a Treasurer and a Secretary, any of whom may or may not be directors. The Board may also elect, from time to time, such other or additional officers as in its opinion are desirable for the conduct of business of the Corporation. Each officer shall hold office until the first meeting of the Board following the next annual meeting of stockholders following their respective election. Any person may hold at one time two or more offices.

     Section 4.02. Duties.

          (a) The Chief Executive Officer. The Chief Executive Officer shall have overall responsibility for the management and direction of the business and affairs of the Corporation and shall exercise such duties as customarily pertain to the office of Chief Executive Officer and such other duties as may be prescribed from time to time by the Board. He shall be the senior officer of the Corporation and in case of the inability or failure of the President to perform his duties, he shall perform the duties of the President. He may appoint and terminate the appointment or election of officers, agents or employees other than those appointed or elected by the Board. He may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. The Chief Executive Officer shall perform such other duties as may be prescribed from time to time by the Board or these By-laws.

          (b) The President. The President of the Corporation shall be responsible for the active direction of the daily business of the Corporation and shall exercise such duties as customarily pertain to the office of President and such other duties as may be prescribed from time to time by the Board. The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

          (c) Vice Presidents. Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chief Executive Officer, the President, the executive committee, if any, or the Board. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties which implement policies established by the Board.

          (d) The Secretary. The Secretary shall keep the minutes of all meetings of the stockholders. The Secretary shall cause notice to be given of meetings of stockholders, of the Board, and of any committee appointed by the Board. He shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the stockholders and Board, which shall, at all reasonable times, be open to the examination of any director. The Secretary or any Assistant Secre tary may certify the record of proceedings of the meetings of the stockholders or of the Board or resolutions adopted at such meetings; may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials; may sign acknowledgments of instruments; may give notices of meetings; and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

          (e) The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of corporate funds and the books relating thereto; shall perform all other duties incident to the office of Treasurer; and shall have such other powers and duties as the Board, the Chief Executive Officer or the President assigns to him or her. In the absence or disability of the Treasurer or in the event there is no Treasurer, the Chief Executive Officer or the President, or such other person as is appointed by the Chief Executive Officer or President, shall perform the duties and exercise the powers of the Treasurer.

     Section 4.03. Election; Removal. Subject to his or her earlier death, resignation or removal as hereinafter provided, each officer shall hold his or her office until his or her successor shall have been duly elected and shall have qualified. Any officer may be removed at any time, with or without cause, by the Board.

     Section 4.04. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     Section 4.05. Vacancies. If an office becomes vacant for any reason, the Board shall fill the vacancy, and each officer so elected shall serve for the remainder of his or her predecessor's term.

     Section 4.06. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer, with approval of the Chief Executive Officer or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Corporation with the approval of the Chief Executive Officer or the President of the Corporation.

     Section 4.07. Proxies. Unless otherwise provided in the Certificate or directed by the Board, the Chief Executive Officer or the President or their designees shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                                    ARTICLE V

                                  Capital Stock
                                  -------------

     Section 5.01. Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by (i) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and (ii) the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 5.02. Lost Certificates, etc. The Board or any transfer agent of the Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board (or any transfer agent of the Corporation authorized to do so by a resolution of the Board) may require the owner of the lost, mutilated, stolen or destroyed certificate, or his or her legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

     Section 5.03. Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.

     Section 5.04. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, any may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

     Section 5.05. Regulations. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

                                   ARTICLE VI

                               General Provisions
                               ------------------

     Section 6.01. Dividends, etc. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

     Section 6.02. Fixing of Record Date for Dividends and Other Action. The Board shall fix a record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other action. The record date fixed for such purpose shall not precede the date upon which the resolution fixing the record date is adopted and shall be no more than sixty (60) days prior to such action. If the Board does not fix a record date, the record date for determining the stockholders for any such purpose shall be at the close of business on the date on which the Board adopts the resolution relating thereto.

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

     Section 6.03. Seal. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board.

     Section 6.04. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

     Section 6.05. Notices and Waivers Thereof. Whenever any notice is required by law, the Certificate or these By-laws to be given to any stockholder, director or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable or facsimile transmission, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable or facsimile transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given three business days after it shall have been deposited in the United States mail with postage thereon prepaid.

     Whenever any notice is required to be given by law, the Certificate or these By-laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     Section 6.06. Saving Clause. These By-laws are subject to the provisions of the Certificate and applicable law. In the event any provision of these By-laws is inconsistent with the Certificate or the corporate laws of the State of Delaware, such provision shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of all other provisions of these By-laws.

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

                                   ARTICLE VII

                                Indemnification
                                ---------------

     Section 7.01.  Indemnification.

          (a) The Corporation shall indemnify to the fullest extent now or hereafter provided for or permitted by law each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, arbitration, alternative dispute resolution mechanism, investigation, administrative or legislative hearing or any other actual, threatened, pending or completed proceeding, whether civil or criminal, or whether formal or informal, and including an action by or in the right of the Corporation or any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, whether profit or non-profit (any such entity, other than the Corporation, being hereinafter referred to as an "Enterprise"), and including appeals therein (any such process being hereinafter referred to as a "Proceeding"), by reason of the fact that such person, such person's testator or intestate (i) is or was a director or officer of the Corporation, or (ii) while serving as a director or officer of the Corporation, is or was serving, at the request of the Corporation, as a director, officer, or in any other capacity, any other Enterprise, against any and all judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred as a result of or in connection with any Proceeding, or any appeal therein, except as provided in Section 7.01(b) of this Article VII.

          (b) No indemnification shall be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification shall be made with respect to any Proceeding initiated by any such person against the Corporation, or a director or officer of the Corporation, other than to enforce the terms of this Article VII, unless such Proceeding was authorized by the Board. Further, no indemnification shall be made with respect to any settlement or compromise of any Proceeding unless and until the Corporation has consented to such settlement or compromise.

      Section 7.02. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                  ARTICLE VIII

                                   Amendments
                                   ----------

          (a) The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend or repeal these By-Laws by vote of not less than a majority of such shares, and the Board by vote of not less than 75% of the members of the Board then in office shall have power equal in all respects to that of the stockholders to adopt, amend or repeal these By-Laws. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

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

          (b) If any By-Law or By-laws regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-Law or By-Laws so adopted, amended, or repealed, together with a concise statement of the changes made.

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